Brass Incorporated

                                7899 W. Frost
                          Littleton, Colorado 80123
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                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 25, 2001
            ------------------------------------------------------


         The Annual Meeting of Shareholders of Brass Incorporated (the "Company") will be held at 7899 W. Frost, Little, Colorado 80123 at 10:00 a.m. on July 25, 2001, for the following purposes:

           1. To approve and adopt that the Articles of Incorporation are amended to authorize the common shares of stock to be increased from 20,000,000 shares to 50,000,000 shares.
           2. To approve and adopt that the Articles of Incorporation are amended to change the name of the corporation to Laniprin Life Sciences Inc.
           3.     To approve and adopt the Company's 2001 Stock Option Plan.
           4. To approve the acquisition of Nutrigo Xchange Inc., a Delaware corporation, in a share like kind share exchange agreement whereby the Company will issue 12,021,500 shares of it common stock.
           5.     To elect a board of three (3) Directors.
           6. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

     Only shareholders of record as of June 22, 2001 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     The Company's Proxy Statement is attached to this notice.

      Your vote is important regardless of the number of shares of stock that you hold. Whether or not you plan to attend in person, you are urged to fill in the enclosed proxy and to sign and forward it in the enclosed business reply envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting in order that the presence of a quorum may be assured. Any shareholder who signs and sends in a proxy may revoke it by executing a new proxy with a later late, by delivering written notice of revocation to the Secretary of the Company at any time before it is voted, or by attending the meeting and voting in person. Your cooperation in promptly returning your proxy will help limit expenses incident to proxy solicitation.

                                    By Order of the Board of Directors



                                              George Andrews
                                     X___________________________________
June 22, 2001                        George Andrews, Sole Director



                               BRASS INCORPORATED
                                 7899 W. Frost
                           Littleton, Colorado 80123
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                               PROXY STATEMENT
            ------------------------------------------------------


INTRODUCTION

     This Proxy Statement is furnished by and on behalf of the Board of Directors of Brass Incorporated, a Colorado corporation (the "Company") in connection with solicitation of proxies for use at the Company's Special Meeting of Shareholders (the "Meeting"), and at any postponements thereof. The Special Meeting will be held at 10:00 a.m. on July 25, 2001 at 7899 W. Frost, Little, Colorado 80123. Only shareholders of record at the close of business on June 22, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. There were 6,230,000 shares of common stock issued and outstanding at the Record Date. Proxies and Proxy Statements were first given to shareholders on approximately June 22, 2001.

     The Company is bearing the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. Proxies will be furnished by mail and may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the Record Date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice.

VOTING

     A majority of the outstanding shares of record, represented in person or by proxy, will constitute a quorum at the meeting. Shareholders of record as of the Record Date are entitled to one vote for each share held on all matters to come before the meeting. Except with regard to the election of directors, a majority of the shares constituting the quorum must vote "for" a proposed action in order to approve such action. With respect to the election of directors, the candidates receiving the highest number of votes of the shares entitled to vote for them, up to the number of directors to be elected by such shares, are elected.

     All proxies that are returned, will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on. An abstention from voting or a broker non-vote will not be counted in the voting process. The shares represented by proxies that are returned properly signed will be voted in accordance with the shareholders' directions. If the proxy card is signed and returned without direction as to how the shares are to be voted, they will be voted as recommended by the Board of Directors. Shareholders may revoke any proxy before it is voted by attending the meeting and voting in person, by executing a new proxy with a later date and delivering it to the Secretary of the Company, or by giving written notice of revocation to the Secretary of the Company.

                              OVERVIEW OF PROPOSALS

     This Proxy Statement contains five proposals requiring shareholder action. Proposal No. 1 requests approval to increase the number of authorized common stock shares to 50,000,000. Proposal No. 2 seeks approval to change the Company's name to Laniprin Life Sciences Inc. Proposal No. 3 requests the adoption of the Company's 2001 Stock Option Plan. Proposal No. 4 requests the approval to acquire Nutrigo Xchange Inc. in a stock share exchange. Proposal No. 5 requests the election of three directors to the Company's Board. Each proposal is discussed in more detail in the pages that follow.


      PROPOSAL 1--APPROVAL TO INCREASE THE AUTHORIZED COMMON STOCK.

     The Board of Directors has unanimously approved a proposal to change the Company's Articles of Incorporation whereby the authorized common stock of the Company shall be increased from 20,000,000 to 50,000,000 shares. The Board of Directors believes this change to be in the best interests of the Company and its shareholders. The acquisition to be voted on in Proposal 4, requires additional shares to fulfill the agreements and to sustain the anticipated growth.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of common stock of the Company outstanding as of the Record Date will be required to approve this Proposal.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE INCREASED AUTHORIZATION OF 50,000,000 SHARES.



     PROPOSAL 2--APPROVAL TO CHANGE THE COMPANY'S NAME.

     The Board of Directors has unanimously approved a proposal to change the Company's Articles of Incorporation whereby the name of the corporation shall be change to Laniprin Life Sciences Inc. This change is believed by the Directors to be in the Company's best interest as it is a condition to the Share Exchange Agreement to be voted as it relates to the acquisition in Proposal 4.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of common stock of the Company outstanding as of the Record Date will be required to approve this Proposal.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE CHANGE OF NAME.



     PROPOSAL 3--APPROVAL OF THE COMPANY'S 2001 STOCK OPTION PLAN.

     The Board of Directors believes that attracting and retaining highly qualified key employees and directors is essential to the Company's growth and success. The Board of Directors also believes that important advantages to the Company are gained by a comprehensive compensation program that includes different types of incentives for motivating such individuals and rewards for outstanding service. Stock options have been, and will continue to be, an important element of the Company's compensation program because stock options enable employees and directors to acquire or increase their proprietary interest in the Company, promoting a close identity of interests between such individuals and the Company's shareholders. Stock options also provide to employees and directors an increased incentive to expend their maximum efforts for the success of the Company's business.

     Accordingly, on May 17, 2001, the Board of Directors adopted, subject to stockholder approval, the Brass Incorporated 2001 Stock Option Plan. In authorizing grants of options, the 2001 Stock Option Plan is intended to give the Company greater flexibility to respond to rapidly changing business, economic and regulatory requirements and conditions. In addition, such flexibility will enhance the ability of the Company to closely link compensation to performance. The 2001 Stock Option Plan will not become effective unless approved by the holders of a majority of the shares of common stock present or represented and voting thereon at the Meeting. The Company has not issued any options under the 2001 Stock Option Plan.

     The following discussion of the material features of the 2001 Stock Option Plan is qualified by reference to the text of the 2001 Stock Option Plan which is set forth in Exhibit A hereto.

     STOCK OPTIONS. Under the terms of the 2001 Stock Option Plan, the Compensation Committee of the Board of Directors (the "Committee") is authorized to grant either incentive stock options ("ISOS"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee determines the exercise price per share of common stock subject to an option, provided that the exercise price of an ISO may not be less than the fair market value of the common stock on the date of grant. The term of each option, the times at which each option shall be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally will be fixed by the Committee, except no ISO will have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, or in stock or other property as the Committee may determine from time to time.

     OTHER TERMS OF OPTIONS. The flexible terms of the Option Plan will permit the Committee to impose performance conditions with respect to any option. Those conditions may require that an option be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability or settlement of an option be linked to achievement of performance conditions.

     SHARES SUBJECT TO THE PLAN. Under the 2001 Stock Option Plan, 5,000,000 shares of common stock will be available for issuance of options.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number of shares of common stock covered by outstanding options and the exercise price of the outstanding options under the 2001 Stock Option Plan shall be adjusted to reflect stock splits, stock dividends and other changes in the Company's capital structure which effect an increase or decrease in the number of the Company's outstanding shares without receipt of consideration. The 2001 Stock Option Plan provides that, in the event of a "Capital Transaction," unless outstanding options are assumed by a successor corporation, all such options will vest and may be exercised in the 30 days prior to the Capital Transaction and will then terminate immediately prior to the Capital Transaction. A "Capital Transaction" is defined as: a merger or consolidation in which the Company is not the surviving corporation; a sale or exchange by the Company of all or substantially all its assets; a merger, reorganization or consolidation in which the Company is the surviving corporation and shareholders exchange their stock for securities or property; a liquidation of the Company or similar transaction.

     ELIGIBILITY. Any officer, director or employee of, and certain persons rendering services to, the Company and its subsidiaries or affiliated companies is eligible to receive awards under the 2001 Stock Option Plan. Directors of the Company who are not employees are eligible for grants of nonqualified options under the 2001 Stock Option Plan.

     TERM. No awards may be granted under the Option Plan after May 17, 2011.

     NO ASSIGNMENT. Options granted under the Option Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of intestate succession.

     AMENDMENT. The Board of Directors may, subject to any shareholder approval required by applicable law, amend the Option Plan with respect to any shares of common stock at that time not subject to options.

     FEDERAL INCOME TAX IMPLICATIONS OF THE PLAN. The following description summarizes the material federal income tax consequences arising with respect to the issuance and exercise of options granted under the Option Plan. The grant of an option will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable common stock acquired on the date of exercise. In such case, the Company will be entitle to a deduction equal to the amount recognized as ordinary income by the participant.

     A participant's disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

     With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect under Section 83(b) of the Code to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.

     Section 162(m) of the Code limits deductibility of certain compensation for each of the Chief Executive Officer of the Company and the additional four executive officers who are highest paid and employed at year end to $1 million per year.

     The foregoing summarizes the material federal income tax consequences arising with respect to the issuance and exercise of options granted under the Option Plan. Different tax rules may apply with respect to participants who are subject to Section 16 of the Exchange Act, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute or within six months of an exempt grant of a derivative security under the Option Plan. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

     INTERESTED PARTIES. The Company has not granted any options under the 2001 Stock Option Plan.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast or a majority of the quorum will be required to approve this proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS
VOTE "FOR" APPROVAL OF THE OPTION PLAN.



     PROPOSAL 4-APPROVAL TO ACQUIRE NUTRIGO XCHANGE INC.

     The Board of Directors believes it is in the best interest of the
Company and its Shareholders to acquire Nutrigo Xchange Inc. as the operating entity for Brass Incorporated. Nutrigo Xchange Inc., soon to be known as Laniprin Life Sciences Inc., is an early stage company originally formed with the intention to engage in the development of several prescription medications while incorporating the distribution of many existing, predominantly utilized, pharmaceutical products to both HMOs, physicians and retailers within the United States. Nutrigo anticipates a competitive advantage within the current marketplace through the completion and introduction of new products, such as a time-released aspirin, custom hormone replacement and "Magic Mouth Wash" for the treatment and relief of oral lesions. More information may be obtained on the web site www.nutrigoxchange.com.
             ----------------------

     The Board of Directors has approved the acquisition of Nutrigo Xchange Inc., whereby the Company will issue 12,021,500 shares of it common stock in exchange for the total issued and outstanding shares of Nutrigo Xchange Inc. As a part of this proxy and attached hereto as Exhibit B is the Share Exchange Agreement to be approved to consummate the transaction.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast or a majority of the quorum will be required to approve this proposal.

RECOMMENDATION

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ACQUISITION OF NUTRIGO XCHANGE INC.



     PROPOSAL 5 -- ELECTION OF DIRECTORS


     The Directors of the Company are elected annually and hold office until the next annual meeting of shareholders and until their successors shall have been elected and shall have qualified. In the event any nominee is unable to or declines to serve as a director at the time of the meeting, the proxy will be voted for a substitute selected by the Board of Directors. Management has no reason to believe, at this time, that the persons named will be unable, or will decline, to serve if elected.

     The nominees for election to the Board of Directors of the Company are:
Steven Zeldin, Bernard L. Katz and Adolfo J. Hernandez.


     1. Steven Zeldin --Age 53--Mr. Zeldin has been a Director and President of Nutrigo Xchange Inc. since its inception. Since 1982, Mr. Zeldin has been President of Castlerock Inc., a corporate finance consulting firm based in Toronto, Canada. From 1988 through 1989, Mr. Zeldin acquired and operated Our Gang Pre Schools, a Canadian preschool chain. During this period, Mr. Zeldin acquired 21 additional schools for the chain, designed and built new schools, set up the corporate infrastructure and management, and secure the corporate operating capital. From 1979 through 1983, Mr. Zeldin designed and created Mr. Grumps, a five
            (5) location restaurant chain, located in South Florida.

      2. Bernard L. Katz B.Sc. Phm. -Age 60-- Mr. Katz has been the Vice President of Research and Development for Nutrigo Xchange Inc. since January 2000. Mr. Katz has thirty-six years experience in the pharmaceutical industry. He has serve as president of a retail pharmacy with sale exceeding $11 million dollars per year. He has served as a Directors of one of the largest retail pharmacies in Canada. His expertise includes product development and pharmacology.

     3. Adolfo J. Hernandez --Age 42-- Mr. Hernandez is a specialist in strategic planning for start-up business organizations and developments, including the raising of capital, negotiating contracts, implementing policies and procedures, developing e-commerce and network systems, and general management of
            marketing, administration and operations.   Since June of 1994,
            Mr. Hernandez has served as Preident and CEO of Apricom America Inc., developing courseware and franchising state-of-the-art learning centers using interactive multimedia training on CD-ROMs. From 1990 through 1994, Mr. Hernandez served as General Manager of Apricom Computers & Communication S.A., located in Caracas, Venezuela. From 1984 through 1989, Mr. Hernandez was Sales Manager and Operations Manager for Novellco Internation S.A., of Caracas, Vennzuela, where he was responsible for the creation of new distribution for the emerging Personal Computer Networks of Venezuela.

VOTE REQUIRED

     The three nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them, shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect.

RECOMMENDATION

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL THREE
NOMINEES.



                                OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented in accordance with their best judgement.






                       By Order of the Board of Directors




                              George Andrews
                       X___________________________
                       George Andrews, Sole Director
                       Brass Incorporated
                       7899 W. Frost
                       Littleton, Colorado 80123

June 22, 2001



                       REVOCABLE PROXY-BRASS INCORPORATED


                  ANNUAL MEETING OF SHAREHOLDERS-JULY 25, 2001


     The undersigned shareholder(s) of Brass Incorporated (the "Company") hereby appoints, constitutes and nominates George Andrews, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 7899 W. Frost, Littleton, Colorado 80123, on July 25, 2001 at 10:00 a.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:


1. To increase the authorized common stock of the Company from 20,000,000 shares to 50,000,000 shares.

           / / FOR             / / AGAINST             / / ABSTAIN


2.         To change the name of the corporation to Laniprin Life Sciences
           Inc.

           / / FOR             / / AGAINST             / / ABSTAIN


3.         To adopt the Company's 2001 Stock Option Plan.

            / / FOR            / / AGAINST             / / ABSTAIN


4. To acquire Nutrigo Xchange Inc. with the issuance of 12,021,500 shares of the Company's common stock pursuant to Share Exchange Agreement.

             / / FOR           / / AGAINST             / / ABSTAIN


5. ELECTION OF DIRECTORS. To elect the following (__) persons to the Board of Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified:

           Steven Zeldin       Bernard L Katz       Adolfo J. Hernandez

FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS MARKED TO THE CONTRARY) WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE A SHAREHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.

4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     The Board of Directors recommends a vote FOR each of the foregoing proposals. If any other business is properly presented at the Annual Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holders. THIS PROXY ALSO VESTS DISCRETIONARY AUTHORITY TO CUMULATE VOTES. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS USE.


                           Date: _____________________

                           _______________________________

                           _______________________________
                           Signature(s)

                           __________________________
                           Number of Shares

            I (We) will / /  will not / / attend the Annual Meeting in person.

NOTE: PLEASE SIGN YOUR FULL NAME. JOINT OWNERS SHOULD EACH SIGN. WHEN



                            Exhibit "A" to Proxy

                             BRASS INCORPORATED

                           2001 STOCK OPTION PLAN

     1.   PURPOSE.   This Stock Option Plan (the "Plan") a is intended to
serve as an incentive to, and to encourage stock ownership by, certain eligible participants rendering services to Brass Incorporated, a Colorado corporation (the "Corporation"), and certain affiliates as set forth below, so that they may acquire or increase their proprietary interest in the Corporation.

     2.   ADMINISTRATION.

          2.1 COMMITTEE. The Plan shall be administered by the Board of Directors of the Corporation (the "Board of Directors") or a committee of two or more members appointed by the Board of Directors (the "Committee") who are members of the Board of Directors. The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

          2.2 TERM. If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

          2.3 AUTHORITY. The Committee shall have sole discretion and authority to grant options under the Plan to eligible participants rendering services to the Corporation or any "parent" or "subsidiary" of the Corporation ("Parent or Subsidiary"), as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), at such times, under such terms and in such amounts as it may decide. For purposes of this Plan and any Stock Option Agreement (as defined below), the term "Corporation" shall include any Parent or Subsidiary, if applicable. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details and provisions of any Stock Option Agreement, to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

          2.4 TYPE OF OPTION. The Committee shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code ("Incentive Options") or options which are not intended to qualify under Section 422 of the Code ("Non-Qualified Options"); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

          2.5 INTERPRETATION. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

     3.   ELIGIBILITY.

          3.1 GENERAL. All directors, officers, employees of and certain persons rendering services to the Corporation, or any Parent or Subsidiary, relative to the Corporation's, or any Parent's or Subsidiaries', management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an option under this Plan unless such person has executed the grant representation letter set forth on Exhibit "A," as such Exhibit may be amended by the Committee from time to time and no person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation, or a Parent or Subsidiary, on the date of grant.

          3.2  TERMINATION OF ELIGIBILITY.

               3.2.1 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation or no longer performs services for the Corporation, or its Parent or Subsidiary for any reason (other than for "cause," as hereinafter defined, or such optionee's death), any option granted hereunder to such optionee shall expire 90 days after the date of the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

               3.2.2 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary and such termination is as a result of "cause," as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, "cause" shall mean an optionee's personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of this Plan, any Stock Option Agreement or any employment agreement.

          3.3 DEATH OF OPTIONEE AND TRANSFER OF OPTION. In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee's right to exercise such option had accrued at the time of the optionee's death) at any time within six months after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of intestate succession.

          3.4 LIMITATION ON OPTIONS. No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $1,000,000.

     4. IDENTIFICATION OF STOCK. The Stock, as defined herein, subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired common stock (the "Stock"). The aggregate number of shares subject to outstanding options shall not exceed 5,000,000 shares of Stock (subject to adjustment as provided in Section 6). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

     5. TERMS AND CONDITIONS OF OPTIONS. Any option granted pursuant to the Plan shall be evidenced by an agreement ("Stock Option Agreement") in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

          5.1 NUMBER OF SHARES. Each option shall state the number of shares of Stock to which it pertains.

          5.2 OPTION EXERCISE PRICE. Each option shall state the option exercise price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than 85% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option.

          5.3 TERM OF OPTION. The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

          5.4 METHOD OF EXERCISE. An option shall be exercised by written notice to the Corporation by the optionee (or successor in the event of death) and execution by the optionee of an exercise representation letter in the form set forth on Exhibit "B," as such Exhibit may be amended by the Committee from time to time. Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

          5.5 MEDIUM AND TIME OF PAYMENT. The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

         5.5.1     Full payment in cash or certified bank or cashier's check;

         5.5.2     A Promissory Note (as defined below);

         5.5.3 Full payment in shares of Stock having a fair market value on the Exercise Date in the amount equal to the option exercise price;

          5.5.4 A combination of the consideration set forth in Sections 5.5.1, 5.5.2 and 5.5.3 equal to the option exercise price; or

          5.5.5 Any other method of payment complying with the provisions of Section 422 of the Code with respect to Incentive Options, including, but not limited to, the delivery by optionee of an irrevocable direction to a securities broker approved by the Corporation to sell the Stock and to deliver all or part of the sales proceeds to the Corporation in payment of all or part of the exercise price and any withholding taxes provided that the terms of payment are established by the Committee at the time of grant and any other method of payment established by the Committee with respect to Non-Qualified Options.

          5.6 FAIR MARKET VALUE. The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

          5.6.1 If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

          5.6.2 If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

         5.6.3 If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          5.7 PROMISSORY NOTE. Subject to the requirements of applicable state or Federal law or margin requirements, payment of all or part of the purchase price of the Stock may be made by delivery of a full recourse promissory note ("Promissory Note"). The Promissory Note shall be executed by the optionee, made payable to the Corporation and bear interest at such rate as the Committee shall determine, but in no case less than the minimum rate which will not cause under the Code (i) interest to be imputed, (ii) original issue discount to exist, or (iii) any other similar results to occur. Unless otherwise determined by the Committee, interest on the Note shall be payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year. A Promissory Note shall contain such other terms and conditions as may be determined by the Committee; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Corporation may obtain from the optionee a security interest in all shares of Stock issued to the optionee under the Plan for the purpose of securing payment under the Promissory Note and shall retain possession of the stock certificates representing such shares in order to perfect its security interest.

          5.8 RIGHTS AS A SHAREHOLDER. An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

          5.9 MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

         5.10 OTHER PROVISIONS. The Stock Option Agreements shall contain such other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

     6.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         6.1 SUBDIVISION OR CONSOLIDATION. Subject to any required action by shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

         6.2 CAPITAL TRANSACTIONS. Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation or similar transaction ("Capital Transaction"), this Plan and each option issued under this Plan, whether vested or unvested, shall terminate immediately prior to such Capital Transaction, unless such options are assumed by a successor corporation in a merger or consolidation; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee, all optionees will have the right, during the 30 days prior to such Capital Transaction, to exercise all vested options. In the event there is a merger or consolidation where the Corporation is not the surviving corporation, all options granted under this Plan shall vest 30 days prior to such merger or consolidation unless such options are assumed by the successor corporation in such merger or consolidation. The Committee may (but shall not be obligated to) (i) accelerate the vesting of any option or (ii) apply the foregoing provisions, including but not limited to termination of this Plan and any options granted pursuant to the Plan, in the event there is a sale of 50% or more of the stock of the Corporation in any two-year period or a transaction similar to a Capital Transaction.

          6.3 ADJUSTMENTS. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

          6.4 ABILITY TO ADJUST. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

          6.5 NOTICE OF ADJUSTMENT. Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

         6.6 LIMITATION ON ADJUSTMENTS. Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

     7. NONASSIGNABILITY. Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of an optionee only by such optionee. Any transfer by the optionee of any option granted under this Plan in violation of this Section shall void such option and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

     8. NO RIGHT OF EMPLOYMENT. Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

     9. TERM OF PLAN. This Plan is effective on the date the Plan is adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

     10. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

     11. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

     12. RESERVATION OF SHARES. The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

     13. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall not impose any obligation upon the optionee to exercise such option.

     14. APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS. The Plan shall not take effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of Directors. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void.

     15. WITHHOLDING TAXES. Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option (including any repurchase of an option or the Stock).

     16. PARACHUTE PAYMENTS. Any outstanding option under the Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

     17. SECURITIES LAWS COMPLIANCE. Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Act and (ii) qualified or exempt from qualification under the Colorado state securities laws or any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or any applicable state securities law.

     18. RESTRICTIVE LEGENDS. The certificates representing the Stock issued upon exercise of options granted pursuant to this Plan will bear the following legends giving notice of restrictions on transfer under the Act and this Plan, as follows:

     (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED ORTRANSFERRED IN A TRANSACTION WHICH WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON AN EXEMPTION AFFORDED BY SUCH ACT. NO SALE OR TRANSFER OF THESE SHARES SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BEVALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECTTO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVEBEEN DULY REGISTERED UNDER THE ACT OR (B) THE ISSUER SHALL HAVEFIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THATSUCH REGISTRATION IS NOT REQUIRED.

     (b) Any other legends required by applicable state securities laws as determined by the Committee.

     19. NOTICES. Any notice to be given under the terms of the Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

     As adopted by the Board of Directors as of May 17, 2001.

                                        BRASS INCORPORATED, a
                                        Colorado corporation

                                        By:  George Andrews
                                            --------------------------------
                                            George Andrews, President



                           EXHIBIT A to OPTION PLAN

                              ____________, 2001


Brass Incorporated
7899 W. Frost
Littleton, Colorado 80123

Re:  2001 STOCK OPTION PLAN

To Whom It May Concern:

     This letter is delivered to Brass Incorporated, a Colorado corporation (the "Corporation"), in connection with the grant to______________________ (the "Optionee") of an option (the "Option") to purchase__________ shares of common stock of the Corporation (the "Stock") pursuant to the Brass Incorporated 2001 Stock Option Plan dated _______________ (the "Plan"). The Optionee understands that the Corporation's receipt of this letter executed by the Optionee is a condition to the Corporation's willingness to grant the Option to the Optionee.

     The Optionee acknowledges that the grant of the Option by the Corporation is in lieu of any and all other promises of the Corporation to the Optionee, whether written or oral, express or implied, regarding the grant of options or other rights to acquire Stock. Accordingly, in anticipation of the grant of the Option, the Optionee hereby relinquishes all rights to such other rights, if any, to acquire stock of the Corporation.

     In addition, the Optionee makes the following representations and warranties with the understanding that the Corporation will rely upon them in the Corporation's determination of whether the grant of the Option meets the requirements of the "private offering" exemption provided in Section 25102(f) of the Colorado Corporations Code and certain exemptions provided under the Securities Act of 1933, as amended.

     1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

     2. The Option and the Stock will be acquired by the Optionee for investment only, for the Optionee's own account, and not with a view to or for sale in connection with any distribution of the Option or the Stock. The Optionee will not take, or cause to be taken, any action which would cause the Optionee, or any entity or person affiliated with the Optionee, to be deemed an underwriter with respect to the Option or the Stock.

     3.  The Optionee either:

         a. has a preexisting personal or business relationship with the Corporation or any of its officers, directors or controlling persons of a nature and duration as would allow the Optionee to be aware of the character, business acumen, general business and financial circumstances of the Corporation or of the person with whom such relationship exists; or

         b. by reason of the Optionee's business or financial experience, or the business or financial experience of the Optionee's professional advisor who is unaffiliated with and is not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, the Optionee has the capacity to protect the Optionee's interests in connection with the grant of the Option and the purchase of the Stock.

     4. The Optionee acknowledges that an investment in the Corporation represents a speculative investment and a high degree of risk. The Optionee acknowledges that the Optionee has had the opportunity to obtain and review all information from the Corporation necessary to make a reasonably informed investment decision and that the Optionee has had all questions asked of the Corporation answered to the reasonable satisfaction of the Optionee. The Optionee is able to bear the economic risk of an investment in the Option and the Stock.

     5. The grant of the Option has not been accompanied by the publication of any advertisement.

     6. The Optionee understands and acknowledges that the Stock has not been, and will not be, registered under the Securities Act of 1933, as amended, or qualified under the Colorado Corporate Securities Law of 1968. The Optionee understands and acknowledges that the Stock may not be sold without compliance with the registration requirements of federal and applicable state securities laws unless an exemption from such laws is available. The Optionee understands that the certificate representing the Stock shall bear the legends set forth in the Plan.

     7. The Optionee understands and acknowledges that the Option and the Stock are subject to the terms and conditions of the Plan.

     8. The Optionee understands and agrees that, at the time of exercise of any part of the Option for Stock, the Optionee may be required to provide the Corporation with additional representations, warranties and/or covenants similar to those contained in this letter.

     9.  The Optionee is a resident of the State of _________________________.

     10. The Optionee will notify the Corporation immediately of any change in the above information which occurs before the Option is exercised in full by the Optionee.

     The foregoing representations and warranties are given on ___________, 2001 at _________________.



                                        OPTIONEE:



                            EXHIBIT B to OPTION PLAN


                               ____________, 2001

Brass Incorporated
7899 W. Frost
Littleton, Colorado 80123

Re:  2001 STOCK OPTION PLAN

To Whom It May Concern:

     I (the "Optionee") hereby exercise my right to purchase __________ shares of common stock (the "Stock") of Brass Incorporated, a Colorado corporation (the "Corporation"), pursuant to the Brass Incorporated 2001 Stock Option Plan dated ____________ (the "Plan") and the [Incentive] Stock Option Agreement
(the "Agreement") dated               , 2001.  As provided in such Plan, I
deliver herewith payment as set forth in the Plan in the amount of the aggregate option exercise price. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in my name (and (SPOUSE) , as (STYLE OF VESTING)).

     The Optionee hereby represents as follows:

     1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

     2.   The Optionee either:

          a. has a preexisting personal or business relationship with the Corporation or any of its officers, directors or controlling persons of a nature and duration as would allow the undersigned to be aware of the character, business acumen, general business and financial circumstances of the Corporation or of the person with whom such relationship exists; or

          b. by reason of the Optionee's business or financial experience or the business or financial experience of the Optionee's professional advisor(s) who is (are) unaffiliated with and is (are) not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, has the capacity to protect the Optionee's interests in connection with the purchase of nonqualified stock options of the Corporation and Stock issuable upon the exercise thereof.

     3. The Optionee is able to bear the economic risk of his investment in the stock options of the Corporation and the Stock issuable upon exercise thereof.

     4. The Optionee acknowledges that an investment in the Corporation represents a speculative investment and a high degree of risk. The Optionee acknowledges that the Optionee has had the opportunity to obtain and review all information from the Corporation necessary to make a reasonably informed investment decision and that the Optionee has had all questions asked of the Corporation answered to the reasonable satisfaction of the Optionee.

     5. The grant of Options for Stock and the exercise of the Options has not been accompanied by the publication of any advertisement.

     6. The Optionee understands and acknowledges that the Stock has not, and will not, be registered under the Securities Act of 1933, as amended, or qualified under the Colorado Securities Law of 1968. The Optionee understands and acknowledges that the Stock may not be sold without compliance with the registration and qualification requirements of federal and applicable state securities laws unless exemptions from such laws are available. The Optionee understands that the certificate representing the Stock shall bear the legends set forth in the Plan.

     7.   The Optionee is a resident of the State of ________________________.

     8. The Optionee hereby is purchasing for the Optionee's own account and not with a view to or for sale in connection with any distribution of the stock options of the Corporation or any Stock issuable upon exercise thereof.

     The foregoing representations and warranties are given on ___________, 2001 at _________________.



                            Exhibit "B" to Proxy

                          SHARE EXCHANGE AGREEMENT


     THIS SHARE EXCHANGE AGREEMENT is made this 4 day of June 2001, by and between Brass Incorporated, a Colorado corporation ("Brass"), and Nutrigo Xchange Inc., a Delaware corporation ("NXI").

WHEREAS, BRASS desires to acquire all of the issued and outstanding shares of common stock of NXI in exchange for an aggregate of 12,021,500 shares of the common stock of BRASS (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, The shareholders of all the issued and outstanding shares of the common stock of NXI and wish to exchange such shares for the Common Stock of BRASS; and

     WHEREAS, NXI desires to assist BRASS in a business combination which will result in the shareholders of NXI exchanging on a share for share basis with BRASS to allow BRASS to hold 100% of the issued and outstanding shares of NXI's common stock; and

     WHEREAS, the voluntary share exchange contemplated hereby will result in the NXI shareholders tendering all of the outstanding common stock of NXI to BRASS in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under Internal Revenue Code Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:


ARTICLE 1

EXCHANGE OF SECURITIES

1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, BRASS agrees to offer one (1) share of Common Stock for each share of NXI common stock issued and outstanding, or a total of 12,021,500 shares of BRASS Common Stock. The Common Stock will be issued directly to the shareholders of NXI. .

1.2 Certificates. Certificates representing the Shares will bear a restrictive legend in the form and substance satisfactory to identify that the Shares have not been registered under the Act or any state securities laws, and that no transfer of the Shares may be made unless the Shares are registered under the Act or an exemption from such registration is available.


ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF NXI

2.1 Organization. NXI is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

2.2 Capital. The authorized capital stock of NXI consists of 50,000,000 shares of common stock, no par value, of which 12,021,500 shares are currently issued and outstanding. All of the issued and outstanding shares of common stock of NXI are duly authorized, validly issued, fully paid, and non-assessable. There is no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating NXI to issue or to transfer from treasury any additional shares of its capital stock of any class.

2.3 Subsidiaries. NXI does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

2.4 Directors and Officers. Steven Zeldin is the sole officer and director of Nutrigo Xchange Inc.

2.5 Financial Statements. NXI has delivered to BRASS balance sheets and statements of operations for the period ended December 31.2000 (the "Financial Statements"). In addition, NXI will deliver to BRASS by July 30, 2001 audited Financial Statements for the period ended December 31, 2000 that have been reviewed by the independent auditors and unaudited interim period of March 31,2001. The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. NXI's un-audited financial statements will be able to be audited in accordance with Regulation S-B adopted under the Act.

2.6 Absence of Changes. Since December 31, 2000, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of NXI's knowledge, NXI has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of NXI or waived or surrendered any claim or right of material value.

2.7 Absence of Undisclosed Liabilities. Neither NXI nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to BRASS or have otherwise been disclosed.

2.8 Tax Returns. Within the times and in the manner prescribed by law, NXI has filed all federal, state and local tax returns required by law, or has timely filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, BRASS and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of NXI. NXI shall make available to BRASS and/or its attorneys all books and records of NXI.

2.10 Trade Names and Rights. NXI does not use any trademark, service mark, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

2.11 Compliance with Laws. To the best of NXI's knowledge, NXI has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

2.12 Litigation. NXI is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of NXI, threatened against or affecting NXI or its business, assets or financial condition. NXI is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

2.13 Authority. NXI has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of NXI has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of NXI, the performance of the obligations of NXI under this Agreement and the consummation by NXI of the transactions contemplated under this Agreement. Other than a special shareholders meeting as might be required, no other corporate proceedings on the part of NXI are necessary to authorize the execution and delivery of this Agreement by NXI and the performance of its obligations under this Agreement. This Agreement is and will be, when executed and delivered by NXI, a valid and binding agreement of NXI, enforceable against NXI in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by NXI of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will: (a) materially violate any provision of NXI's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of NXI, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which NXI is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of NXI; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which NXI is bound or subject.


2.15 Full Disclosure. None of the representations and warranties made by NXI herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by NXI, or on its behalf, contains or will contain any untrue statement of material fact or omits or will omit any material fact required to make any representation or warranty not misleading.

2.16 Assets. NXI has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

2.17 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by NXI in connection with: (a) the execution and delivery by NXI of this Agreement; (b) the performance by NXI of its obligations under this Agreement; or (c) the consummation by NXI of the transactions contemplated under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BRASS

3.1 Organization. BRASS is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

3.2 Capitalization. The authorized capital stock of BRASS consists of 20,000,000 shares Common Stock and will be increase to 50,000,000 shares subject to shareholder approval. 6,230,000 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. Brass has granted 3,000,000 warrants exercisable over the next three years at an aggregate value of $9,000,000. The Board of Directors has adopted the 2001 Stock Option Plan subject to shareholder approval providing 5,000,000 options, however no options shall be granted until after the approval of this agreement. Upon the closing of this agreement, the company shall promptly take the necessary steps to register the 6,230,000 shares issued and outstanding prior to the closing and the shares underlying the authorized warrants. There is no other outstanding subscriptions, convertible securities, or other agreements or commitments obligating BRASS to issue or to transfer from treasury any additional shares of its capital stock of any class.

3.3   Subsidiaries.  BRASS has no subsidiaries.

3.4 Directors and Officers. George G. Andrews is the sole officer and director of Brass Incorporated

3.5 Financial Statements. BRASS has delivered to NXI its current 10K-SB and 10Q-SB for the period ended March 31, 2001 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

3.6 Absence of Changes. Since reported in BRASS's quarterly reports as filed on Form 10Q-SB, except for direct expenses incurred by BRASS in connection with this Agreement and the transactions contemplated hereby, and except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of BRASS's knowledge, BRASS has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

3.7 Absence of Undisclosed Liabilities. Except for direct expenses incurred by BRASS in connection with this Agreement and the transactions contemplated hereby, neither BRASS nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to NXI.

3.8 Tax Returns. Within the times and in the manner prescribed by law, BRASS has filed all federal, state and local tax returns required by law or has timely filed extensions and has paid all taxes, assessments and penalties due and payable.

3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, NXI shall have the opportunity to meet with BRASS's accountants and attorneys to discuss the financial condition of BRASS. BRASS shall make available to NXI all books and records of BRASS.

3.10 Trade Names and Rights. BRASS does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

3.11 Compliance with Laws. To the best of BRASS's knowledge, BRASS has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business or with which it is otherwise required to comply.

3.12 Litigation. BRASS is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of BRASS, threatened against or affecting BRASS or its business, assets, or financial condition. BRASS is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. BRASS is not engaged in any legal action to recover moneys due to it.

3.13 No Pending Investigation. BRASS is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding BRASS or any officers or directors of BRASS.

3.14 Authority. BRASS has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of BRASS has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of BRASS, the performance of the obligations of BRASS under this Agreement and the consummation by BRASS of the transactions contemplated under this Agreement. Other than a special shareholders meeting as might be required, no other corporate proceedings on the part of BRASS are necessary to authorize the execution and delivery of this Agreement by BRASS and the performance of its obligations under this Agreement. This Agreement is and will be, when executed and delivered by BRASS, a valid and binding agreement of BRASS, enforceable against BRASS in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

3.15 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by BRASS of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will: (a) violate any provision of BRASS's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of BRASS, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which BRASS is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of BRASS; or
(e) to best of BRASS's knowledge violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which BRASS is bound or subject.

3.16 Validity of BRASS Shares. The shares of BRASS Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

3.17 Full Disclosure. None of the representations and warranties made by BRASS herein, or in any exhibit, certificate or memorandum furnished or to be furnished by BRASS, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

3.18 Assets. BRASS has good and marketable title to all of its tangible properties and such tangible properties are not subject to any liens or encumbrances.

3.19 Material Contracts and Obligations. BRASS warrants that it has no material contracts or obligations.

3.20 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by BRASS in connection with: (a) the execution and delivery by BRASS of its obligations under this Agreement;
(b) the performance by BRASS of its obligations under this Agreement; or (c) the consummation by BRASS of the transactions contemplated by this Agreement.

3.21 Real Property. BRASS does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.


ARTICLE 4

COVENANTS


4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

4.2 Conduct of Business. Prior to the Closing, BRASS and NXI shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither BRASS nor NXI shall declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.



ARTICLE 5

CONDITIONS PRECEDENT TO BRASS'S PERFORMANCE

5.1 Conditions. BRASS's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. BRASS may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by BRASS of any other condition of or any of BRASS's rights or remedies, at law or in equity, if NXI shall be in default of any of its representations, warranties, or covenants under this Agreement.

5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by NXI in this Agreement or in any written statement that shall be delivered to BRASS by NXI under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3 Performance. NXI shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against NXI on or before the Closing Date.

5.5 Officer's Certificate. NXI shall have delivered to BRASS a certificate, dated the Closing Date, and signed by the President of NXI, certifying that each of the conditions specified in Sections 5.2 through 5.5 hereof have been fulfilled.


ARTICLE 6

CONDITIONS PRECEDENT TO NXI's PERFORMANCE

6.1 Conditions. The obligations of NXI hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. NXI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by NXI of any other condition of or any of NXI's other rights or remedies, at law or in equity, if BRASS shall be in default of any of their representations, warranties, or covenants under this Agreement.

6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by BRASS in this Agreement or in any written statement that shall be delivered to NXI by BRASS under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3 Performance. BRASS shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against BRASS on or before the Closing Date.

6.5 Directors of BRASS. Effective on the Closing, the current Officers and Directors of BRASS shall elect a new slate of Directors and the existing Directors will submit their resignations as the Officers and Directors of BRASS effective on the Closing of this transaction.

6.6 Officers of BRASS. Effective on the Closing, BRASS shall have elected the following new Officers of BRASS:

      President Steven Zeldin
      Treasurer _____________________
      Secretary _____________________

6.7 Form 10-K filings. Prior to Closing, BRASS shall have filed its required Form 10-K.

6.8 Form 10-Q. Prior to the closing, BRASS will have filed all required 10-Q reports.

6.9 No Outstanding Debt. Prior to the Closing, all outstanding liabilities and obligations of BRASS shall have been paid or settled, including all costs related to this transaction.

6.10 Officer Certificate. BRASS shall have delivered to NXI a certificate, dated the Closing Date and signed by the President of BRASS certifying that each of the conditions specified in Sections 6.2 through 6.9 have been fulfilled.






ARTICLE 7

CLOSING

7.1 Closing. The Closing of this transaction shall be held at the offices of NXI, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than July 31, 2001. At the Closing:

a.    BRASS shall deliver an officer's certificate, as described in Section
6.9 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of BRASS are true and correct as of, or have been fully performed and complied with by, the Closing Date.

b. BRASS shall deliver a signed Consent and/or Minutes of the Directors of BRASS approving this Agreement and each matter to be approved by the Directors of BRASS under this Agreement.

c. NXI shall deliver an officer's certificate, as described in Section 5.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of NXI are true and correct as of, or have been fully performed and complied with by, the Closing Date.

d. NXI shall deliver a signed Consent or Minutes of the Directors of NXI approving this Agreement and each matter to be approved by the Directors of NXI under this Agreement.

e. BRASS shall deliver documents transferring the signatures and powers on all corporate and subsidiary bank accounts, brokerage accounts, and other depositories of any kind

(1) BRASS is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is duly qualified to do business and is in good standing in each state where its business requires qualification.

(2)   BRASS's authorized capital stock is as set forth in Section 3.2 hereof.

(3) The execution and consummation of this Agreement has been duly authorized and approved by BRASS's Board of Directors and Shareholders, if necessary.

(4) The shares of BRASS's Common Stock to be issued pursuant to this Agreement will be duly and validly authorized and issued, and will be fully paid and non-assessable.

(5) Brass shareholders shall have approved the change of name to Laniprin Life Sciences Inc. and said change shall be effective upon closing.




ARTICLE 8

MISCELLANEOUS

8.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

8.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

8.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof. In the event the Closing does not take place on or before June 30, 2001 NXI shall have the right to terminate this agreement and shall have no further obligation hereunder. Notwithstanding the foregoing the Closing may be extended at the sole discretion of NXI.

8.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

8.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

8.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the day following depositing any notice with a recognized courier service for delivery or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:


Brass Incorporated
George Andrews
7899 W. Frost
Littleton, CO 80123


Nutrigo Xchange Inc.
Steven Zeldin
1900 South Ocean Blvd.
Pompano Beach, FL 33034


Upon closing, the corporate office for Brass Incorporated (n/k/a Laniprin Life Sciences Inc.) shall be located at 1900 South Ocean Blvd., Pompano Beach, Florida 33034


8.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

8.10 Announcements. BRASS and NXI will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

8.11 Schedules. As of the execution hereof, the parties hereto have provided each other with the Schedules provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Schedules shall be immediately disclosed to the other party.

8.12 Use of Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

AGREED TO AND ACCEPTED as of the date first above written.


Brass Incorporated                 Nutrigo Xchange Inc.


        George Andrews                     Steven Zeldin
By _________________________        By_________________________
George Andrews, President           Steven Zeldin, President